Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Three months ended December 31, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total
Revenues	$1,385	$1,777	$—	$728	$(46)	$3,844
Cost of sales and other expenses	(804)	(1,299)	(2)	(346)	4	(2,447)
Aliso Canyon litigation and regulatory matters	—	(22)	—	—	—	(22)
Depreciation and amortization	(230)	(183)	—	(63)	(3)	(479)
Gain on sale of asset	—	—	—	—	36	36
Other income (expense), net	3	(12)	—	(8)	23	6
Income (loss) before interest and tax(1)	354	261	(2)	311	14	938
Net interest expense	(105)	(38)	—	(58)	(202)	(403)
Income tax expense	(33)	(25)	—	(74)	(12)	(144)
Equity earnings, net	—	—	139	182	—	321
(Earnings) losses attributable to noncontrolling interests	—	—	—	(98)	1	(97)
Preferred dividends	—	—	—	—	(11)	(11)
Earnings (losses) attributable to common shares	$216	$198	$137	$263	$(210)	$604

Three months ended December 31, 2020	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total
Revenues	$1,337	$1,501	$—	$362	$(29)	$3,171
Cost of sales and other expenses	(813)	(985)	—	(206)	(4)	(2,008)
Aliso Canyon litigation and regulatory matters	—	(180)	—	—	—	(180)
Depreciation and amortization	(203)	(168)	—	(50)	(3)	(424)
Loss on sale of assets	—	—	—	—	(3)	(3)
Other income (expense), net	5	(49)	—	127	32	115
Income (loss) before interest and tax(1)	326	119	—	233	(7)	671
Net interest expense	(106)	(39)	—	(11)	(87)	(243)
Income tax (expense) benefit	(29)	(1)	(1)	(251)	93	(189)
Equity earnings, net	—	—	122	71	—	193
Losses attributable to noncontrolling interests	—	—	—	29	—	29
Preferred dividends	—	—	—	—	(47)	(47)
Earnings (losses) attributable to common shares	$191	$79	$121	$71	$(48)	$414

(1)	Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments’ performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

SEMPRA ENERGY
Table F (Unaudited)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
Year ended December 31, 2021	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total
Revenues	$5,504	$5,515	$—	$1,997	$(159)	$12,857
Cost of sales and other expenses	(3,248)	(3,772)	(6)	(1,196)	67	(8,155)
Aliso Canyon litigation and regulatory matters	—	(1,593)	—	—	—	(1,593)
Depreciation and amortization	(889)	(716)	—	(239)	(11)	(1,855)
Gain on sale of asset	—	—	—	—	36	36
Other income (expense), net	64	(14)	—	(36)	44	58
Income (loss) before interest and tax(1)	1,431	(580)	(6)	526	(23)	1,348
Net interest expense	(411)	(156)	—	(130)	(432)	(1,129)
Income tax (expense) benefit	(201)	310	—	(238)	30	(99)
Equity earnings, net	—	—	622	671	50	1,343
(Earnings) losses attributable to noncontrolling interests	—	—	—	(147)	2	(145)
Preferred dividends	—	(1)	—	—	(63)	(64)
Earnings (losses) attributable to common shares	$819	$(427)	$616	$682	$(436)	1,254

Year ended December 31, 2020	SDG&E	SoCalGas	Sempra Texas Utilities	Sempra Infrastructure	Consolidating Adjustments, Parent & Other	Total
Revenues	$5,313	$4,748	$—	$1,400	$(91)	$11,370
Cost of sales and other expenses	(3,139)	(3,002)	—	(728)	(3)	(6,872)
Aliso Canyon litigation and regulatory matters	—	(307)	—	—	—	(307)
Depreciation and amortization	(801)	(654)	—	(198)	(13)	(1,666)
Loss on sale of assets	—	—	—	—	(3)	(3)
Other income (expense), net	52	(28)	—	(84)	12	(48)
Income (loss) before interest and tax(1)	1,425	757	—	390	(98)	2,474
Net interest expense	(411)	(156)	—	(33)	(385)	(985)
Income tax (expense) benefit	(190)	(96)	(1)	(149)	187	(249)
Equity earnings (losses), net	—	—	580	535	(100)	1,015
(Earnings) losses attributable to noncontrolling interests	—	—	—	(163)	1	(162)
Preferred dividends	—	(1)	—	—	(168)	(169)
Earnings (losses) from continuing operations	$824	$504	$579	$580	$(563)	1,924
Earnings from discontinued operations(2)						1,840
Earnings attributable to common shares						$3,764

(1)	Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments’ performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.
(2)	Includes $1,747 million gain on the sale of our South American businesses in the second quarter of 2020.